Exhibit 21.1

Principal Subsidiaries and Affiliated Entities of the Registrant

Subsidiaries	Place of Incorporation
RISE Education Cayman III Ltd	Cayman Islands
RISE Education Cayman I Ltd	Cayman Islands
Rise IP (Cayman) Limited	Cayman Islands
Bain Capital Rise Education	Hong Kong
Rise Tianjin Education Information Consulting Co., Ltd.	PRC

Affiliated Entity	Place of Incorporation
Beijing Step Ahead Education Technology Development Co., Ltd.	PRC
Shanghai Riverdeep Educational Information Consulting Co., Ltd.	PRC
Shanghai Boyu Investment Management Co., Ltd.	PRC
Guangzhou Ruisi Education Technology Development Co., Ltd.	PRC
Shenzhen Mei Ruisi Education Management Co., Ltd.	PRC
Wuxi Rise Foreign Language Training Co., Ltd.	PRC

Affiliated Schools	Place of Incorporation
Beijing Changping District Step Ahead Training School	PRC
Beijing Chaoyang District Step Ahead Training School	PRC

Affiliated Schools	Place of Incorporation
Beijing Daxing District RISE Immersion Subject English Training School	PRC
Beijing Dongcheng District RISE Immersion Subject English Training School	PRC
Beijing Fengtai District RISE Immersion Subject English Training School	PRC
Beijing Haidian District Step Ahead Training School	PRC
Beijing Shijingshan District Step Ahead Training School	PRC
Beijing Tongzhou District RISE Immersion Subject English Training School	PRC
Beijing Xicheng District RISE Immersion Subject English Training School	PRC
Shanghai Huangpu District Step Ahead Immersion Subject English Training School	PRC
Guangzhou Yuexiu District RISE Immersion Subject English Training School	PRC
Guangzhou Haizhu District RISE Immersion Subject English Training School	PRC
Guangzhou Tianhe District Step Ahead Immersion Subject English Training School	PRC
Shenzhen Futian District Rise Training Center	PRC
Shenzhen Nanshan District Rise Training Center	PRC
Shenzhen Luohu District Rise Education Training Center	PRC